Exhibit 99.2

WATONGA BANCSHARES, INC.
CONSOLIDATED BALANCE SHEET (Unaudited)
SEPTEMBER 30, 2021

(in thousands, except share and per share data)
ASSETS
Cash and due from banks	$35,005
Available-for-sale securities	90,663
Loans held for investment	117,946
Allowance for loan losses	1,064
Loans held for investment, net	116,882
Premises and equipment, net	6,510
Interest receivable and other assets	4,697
TOTAL ASSETS	$253,757

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$170,479
Interest-bearing	57,480
Total deposits	227,959
Income taxes payable	845
Interest payable and other liabilities	2,130
TOTAL LIABILITIES	230,934
STOCKHOLDERS’ EQUITY
Common stock; par value $10; 60,000 shares authorized; 17,002 shares issued and outstanding at September 30, 2021	170
Retained earnings	20,005
Accumulated other comprehensive income	2,648
TOTAL STOCKHOLDERS’ EQUITY	22,823
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$253,757

The accompanying notes are an integral part of these unaudited consolidated financial statements.

WATONGA BANCSHARES, INC.
CONSOLIDATED STATEMENT OF INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 (Unaudited)

(in thousands)
INTEREST INCOME
Interest on loans, including fees	$4,566
Interest and dividends on investment securities:
Taxable	469
Exempt from federal income tax	1,073
Other interest and dividend income	20
Total interest income	6,128
INTEREST EXPENSE
Deposits	374
Total interest expense	374
Net interest income	5,754
Provision for loan losses	-
Net interest income after provision for loan losses	5,754
NON-INTEREST INCOME
Service charges on deposit accounts	669
Other income	238
Total non-interest income	907
NON-INTEREST EXPENSE
Salaries and employee benefits	3,490
Occupancy	462
Data and item processing	776
Accounting, marketing and legal fees	140
Regulatory assessments	67
Advertising and public relations	79
Travel, lodging and entertainment	27
Other expenses	146
Total non-interest expense	5,187
Income before income tax expense	1,474
Income tax expense	234
Net income	$1,240

The accompanying notes are an integral part of these unaudited consolidated financial statements.

WATONGA BANCSHARES, INC.
CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 (Unaudited)

(in thousands)
Net income	$1,240
Other comprehensive loss:
Unrealized loss on invesment securities:
Unrealized holding loss arising during the period	(1,056)
Income tax effect	227
Net of tax	(829)
Total other comprehensive loss, net of tax	(829)
Total comprehensive income, net of tax	$411

The accompanying notes are an integral part of these unaudited consolidated financial statements.

 WATONGA BANCSHARES, INC.
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 (Unaudited)

(in thousands, except shares)	Common stock (shares)	Common stock	Retained earnings	Accumulated other comprehensive income	Total stockholders’ equity
Balance at January 1, 2021	17,002	$170	$18,765	$3,477	$22,412
Net income	-	-	1,240	-	1,240
Other comprehensive loss, net of tax	-	-	-	(829)	(829)
Balance at September 30, 2021	17,002	$170	$20,005	$2,648	$22,823

The accompanying notes are an integral part of these unaudited consolidated financial statements.

WATONGA BANCSHARES, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 (Unaudited)

(in thousands)
Cash flows from operating activities:
Net income	$1,240
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	246
Net amortization of discount on investment securities	265
Decrease in accrued interest receivable and other assets	433
Increase in accrued interest payable and other liabilities	(243)
Net cash provided by operating activities	1,941
Cash flows from investing activities:
Purchases of securities available-for-sale	(18,023)
Maturities, prepayments, and calls of investment securities	7,471
Loan originations and payments, net	(9,008)
Additions to premises and equipment	(1,767)
Net cash used in investing activities	(21,327)
Cash flows from financing activities:
Net decrease in deposits	32,993
Net cash provided by financing activities	32,993
Net increase in cash and cash equivalents	13,607
Cash and cash equivalents, beginning of period	21,398
Cash and cash equivalents, end of period	$35,005
Supplemental cash flow information:
Interest paid	377
Income taxes paid	192

The accompanying notes are an integral part of these unaudited consolidated financial statements.

WATONGA BANCSHARES, INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Summary of Significant Accounting Policies

Nature of Operations

Watonga Bancshares, Inc. is the bank holding company for Cornerstone Bank (the “Bank” and, collectively with Watonga Bancshares, Inc., the “Company”), which is headquartered in Watonga, Oklahoma. The Company operates three branches in various cities and towns in the state of Oklahoma and is primarily engaged in providing a full range of banking and financial services to individual and corporate customers.

Basis of Presentation

The unaudited consolidated financial statements of the Company have been prepared, in the opinion of management, to reflect all adjustments necessary for a fair presentation of the financial position and results of operations as of and for the nine months ended September 30, 2021. The results of operations for the nine months ended September 30, 2021 may not necessarily be indicative of the results to be expected for the year ending December 31, 2021, or for any other period.

Management of the Company is required to make estimates and assumptions which affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements, as well as the reported amounts of income and expenses during the reported periods. Actual results could differ significantly from those estimates.

Accounting Standards Issued But Not Yet Effective

In February 2016, the FASB issued ASU 2016-02, Leases. The amendments in this update primarily replace the existing accounting requirements for operating leases for lessees. Lessee accounting requirements for finance leases and lessor accounting requirements for operating leases and sales type and direct financing leases (sales-type and direct financing leases were both previously referred to as capital leases) are largely unchanged. The amendments require the lessee of an operating lease to record a balance sheet gross-up upon lease commencement by recognizing a right-of-use asset and lease liability equal to the present value of the lease payments. The right-of-use asset and lease liability should be derecognized in a manner that effectively yields a straight-line lease expense over the lease term. In addition to the changes to the lessee operating lease accounting requirements, the amendments also change the types of costs that can be capitalized related to a lease agreement for both lessees and lessors. The amendments also require additional disclosures for all lease types for both lessees and lessors. The FASB has subsequently issued additional ASUs intended to clarify guidance, provide implementation support, and provide an additional transition election. The amendments are effective on January 1, 2022, with early adoption permitted. The amendments must be applied on a modified retrospective basis, and we anticipate selecting the transition option that will allow us to record a cumulative adjustment as of the adoption date. We are assessing our current population of lease contracts and upon adoption, our balance sheet will include a right-of-use asset and lease liability for our operating leases where we are the lessee, which primarily include our facilities leases. We do not anticipate the adoption of these amendments will have a material impact to our consolidated financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments. The amendments introduce an impairment model that is based on current expected credit losses, rather than incurred losses, to estimate credit losses on certain types of financial instruments (i.e. loans and held to maturity securities), including certain off-balance sheet financial instruments (i.e. commitments to extend credit and standby letters of credit that are not unconditionally cancellable). The allowance for credit losses should consider historical information, current information, and reasonable and supportable forecasts, including estimates of prepayments, over the contractual term. An entity must use judgment in determining the relevant information and estimation methods that are appropriate in its circumstances. Financial instruments with similar risk characteristics may be grouped together when estimating credit losses. The allowance for credit losses for purchased financial assets with a more-than-insignificant amount of credit deterioration since origination that are measured at amortized cost basis is determined in a similar manner to other financial assets measured at amortized cost basis; however, the initial estimate of expected credit loss would be recognized through an allowance for credit losses with an offset (i.e. increase) to the purchase price at acquisition. Only subsequent changes in the allowance for credit losses are recorded as provision for loan losses for these assets. The ASU also amends the current available for sale security impairment model for debt securities whereby credit losses relating to available for sale debt securities should be recorded through an allowance for credit losses. The amendments are effective on January 1, 2023, with early adoption permitted. The Company is currently evaluating the impact the adoption of this ASU will have on its consolidated financial statements.

Note 2. Investment Securities

The following table summarizes the amortized cost and fair value of securities available-for-sale at September 30, 2021 and the corresponding amounts of gross unrealized gains and losses recognized in accumulated other comprehensive income:

(in thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available-for-sale:
U.S. Treasury securities	$6,057	$20	$(3)	$6,074
SBA securities	335	13	-	348
Mortgage-backed securities	35,366	1,311	(40)	36,637
Municipal securities	45,552	2,096	(45)	47,604
Total available-for-sale	87,310	3,440	(88)	90,663
Total investment securities	$87,310	$3,440	$(88)	$90,663

The amortized cost and estimated fair value of investment securities at September 30, 2021, by contractual maturity, are shown below. The expected life of mortgage-backed securities will differ from contractual maturities because borrowers may have the right to call or prepay the underlying mortgage loans with or without call or prepayment penalties.

(in thousands)	Amortized Cost	Fair Value
Available-for-sale:
Due in one year or less	$4,273	$4,333
Due after one year through five years	20,065	20,793
Due after five years through ten years	23,085	24,108
Due after ten years	4,521	4,795
Mortgage-backed securities	35,366	36,637
Total available-for-sale	$87,310	$90,663

There were no holdings of securities of any one issuer in an amount greater than 10% of stockholders’ equity at September 30, 2021.

The Company did not sell any investment securities during the nine months ended September 30, 2021.

The following tables detail gross unrealized losses and fair values of investment securities aggregated by investment category and length of time that the individual securities have been in a continuous unrealized loss position at September 30, 2021.

	Less than Twelve Months		Twelve Months or Longer		Total
(in thousands, except number of securities)	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Number of Securities	Fair Value	Gross Unrealized Losses
Available-for-sale:
U.S. Treasury securities	$1,996	$(3)	$-	$-	2	$1,996	$(3)
Mortgage-backed securities	8,077	(40)	-	-	8	8,077	(40)
Municipal securities	376	(3)	896	(43)	3	1,273	(45)
Total available-for-sale	$10,450	$(45)	$896	$(43)	13	$11,346	$(88)

Note 3. Loans

The following table sets forth the major classifications of loans at September 30, 2021:

(in thousands)
Commercial real estate	$38,203
Commercial and industrial	12,766
Construction	22,760
Agricultural	12,235
Consumer	31,982
Total loans	117,946
Allowance for loan losses	(1,064)
Net loans	$116,882

The Company continuously monitors the credit quality of its loan receivables. Credit quality is monitored by reviewing certain credit quality indicators. Management has determined that internally assigned credit risk ratings by loan segment are the key credit quality indicators that best assist management in monitoring the credit quality of the Company’s loan receivables.

The Company has adopted a credit risk rating system as part of the risk assessment of its loan portfolio. The Company’s lending officers are required to assign a credit risk rating to each loan in their portfolio at origination. When the lender learns of important financial developments, the risk rating is reviewed and adjusted if necessary. In addition, the Company engages a third-party independent loan reviewer that performs annual reviews of a sample of loans, validating the credit risk ratings assigned to such loans. The credit risk ratings play an important role in the establishment of the loan loss provision and to confirm the adequacy of the allowance for loan losses.

The Company categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as: current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors. The Company analyzes commercial loans individually by classifying the loans as to credit risk.

The Company uses the following definitions for risk ratings:

•	Pass - Loans classified as pass are considered to be a satisfactory credit risk and generally considered to be collectible in full.
•
Special Mention - Loans classified as special mention have a potential weakness that deserves management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of the institution’s credit position at some future date.

•
Substandard - Loans classified as substandard are inadequately protected by the current net worth and payment capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

•
Doubtful - Loans classified as doubtful have all the weaknesses inherent in those classified as substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.

•	Loss - Loans classified as loss are considered uncollectable and are in the process of being charged-off, as soon as practicable, once so classified.

The following tables represent loans categorized by class and internally assigned risk grades at September 30, 2021:

(in thousands)	Pass	Special Mention	Substandard	Total
Commercial real estate	$33,973	$3,208	$1,022	$38,203
Commercial and industrial	12,766	-	-	12,766
Construction	22,760	-	-	22,760
Agricultural	12,063	172	-	12,235
Consumer	31,920	-	61	31,982
Total loans	$113,482	$3,380	$1,084	$117,946

There were no loans categorized as Doubtful or Loss as of September 30, 2021.

Past Due and Nonaccrual Loans

The following table represents the aging of the recorded investment in past due and non-accrual loans as of September 30, 2021 by portfolio segment:

	Past Due				Current	Total Loans	Total Loans > 90 Days & Accruing
	30–59 Days	60–89 Days	Greater than 89 Days	Total
Commercial real estate	$-	$181	$-	$181	$38,023	$38,203	$-
Commercial & industrial	48	40	-	88	12,678	12,766	-
Construction	-	-	-	-	22,760	22,760	-
Agricultural	172	-	-	172	12,063	12,235	-
Consumer	158	-	-	158	31,824	31,982	-
Total	$377	$220	$-	$598	$117,348	$117,946	$-

The following table presents information related to impaired loans by portfolio segment as of and for the nine months ended September 30, 2021:

(in thousands)	Unpaid Principal Balance	Recorded Investment with no Allowance	Recorded Investment with an Allowance	Total Recorded Investment	Related Allowance	Average Recorded Investment	Interest Income Recognized
Commercial real estate	$834	$653	$181	$834	$45	$850	$51
Commercial & industrial	-	-	-	-	-	-	-
Construction	-	-	-	-	-	-	-
Agricultural	-	-	-	-	-	-	-
Consumer	31	31	-	31	-	34	1
Total	$865	$684	$181	$865	$45	$884	$52

The Company does not have any troubled debt restructurings as of September 30, 2021.

Note 5. Allowance for Loan Losses

The following tables represent the activity in the allowance for loan losses by portfolio segment for the nine months ended September 30, 2021:

(in thousands)	Construction	Multi- Family	Commercial Real Estate	Commercial and Industrial	Agricultural	Consumer	Total
Allowance for loan losses:
Beginning balance	$150	$-	$332	$142	$144	$292	$1,060
Provision for loan losses	-	-	-	-	-	-	-
Loans charged-off	(1)	-	(2)	(1)	(1)	(1)	(6)
Recoveries	2		3	1	1	3	10
Ending balance	$151	$-	$333	$142	$144	$294	$1,064

The following table represents the balance in the allowance for loan losses and the recorded investment in loans by portfolio segment based on impairment evaluation method at September 30, 2021:

(in thousands)	Construction	Commercial Real Estate	Commercial & Industrial	Agricultural	Consumer	Total
Allowance for loan losses:
Individually evaluated for impairment	$-	$45	$-	$-	$-	$45
Collectively evaluated for impairment	151	288	142	144	294	1,019
Purchased-credit impaired	-	-	-	-	-	-
Total allowance for loan losses	$151	$333	$142	$144	$294	$1,064

Gross Loans:
Individually evaluated for impairment	$-	$834	$-	$-	$31	$865
Collectively evaluated for impairment	22,760	37,369	12,766	12,235	31,951	117,081
Purchased-credit impaired	-	-	-	-	-	-
Total loans held for investment	$22,760	$38,203	$12,766	$12,235	$31,982	$117,946

Note 5. Deposits

The following table details the components of deposits at September 30, 2021:

(in thousands)
Non-interest bearing:
Demand	$57,480
Interest-bearing:
NOW	63,149
Money market	56,040
Savings	25,392
Time deposits less than $250,000	20,552
Time deposits $250,000 and greater	5,346
Total interest-bearing	170,479
Total deposits	$227,959

  The scheduled maturities of interest-bearing time deposits are as follows:

(in thousands)
2021	$5,701
2022	17,015
2023	2,021
2024	477
2025	406
2026	278
Thereafter	-
Total	$25,898

Note 6. Regulatory Matters

The Bank is subject to various regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and, additionally for banks, prompt corrective action regulations, involve quantitative measures of assets, liabilities, and certain off-balance sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators, Failure to meet minimum capital requirements can initiate regulatory action. The net unrealized gain or loss on available for sale securities is not included in computing regulatory capital. Management believes, as of September 30, 2021, the Bank meets all capital adequacy requirements to which it is subject.

Prompt corrective action regulations provide five classifications: well-capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and capital restoration plans are required.

The following table sets forth the Bank’s actual capital amounts and ratios under current regulations at September 30, 2021:

	Actual Capital		Minimum Capital Adequacy Requirement with Capital Conservation Buffer		Minimum To Be Well Capitalized Under Prompt Corrective Action Provisions
(in thousands)	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total capital to risk-weighted assets	$21,197	15.73%	$14,151	10.50%	$13,478	10.00%
Tier 1 capital to risk-weighted assets	20,137	14.94%	11,456	8.50%	10,782	8.00%
Common equity tier 1 capital to risk-weighted assets	20,137	14.94%	9,434	7.00%	8,760	6.50%
Tier 1 capital to average total assets	20,137	8.13%	9,903	4.00%	12,379	5.00%

Due to an FRB policy applicable to bank holding companies with less than $3.0 billion in consolidated assets, the Company is not subject to any consolidated regulatory capital requirements.

Note 7. Fair Value Measurements

FASB ASC No. 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is best determined using quoted market prices. However, in many instances, quoted market prices are not available. In such instances, fair values are determined using appropriate valuation techniques. Various assumptions and observable inputs must be relied upon in applying these techniques. Accordingly, categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. As such, the fair value estimates may not be realized in an immediate transfer of the respective asset or liability.

FASB ASC 820-10 also establishes a fair value hierarchy and describes three levels of inputs that may be used to measure fair values: The three levels within the fair value hierarchy are as follows:

•	Level 1: Valuation is based upon unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

•
Level 2: Fair value is calculated using significant inputs other than quoted market prices that are directly or indirectly observable for the asset or liability. The valuation may rely on quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in inactive markets, inputs other than quoted prices that are observable for the asset or liability (such as interest rates, rate volatility, prepayment speeds, credit ratings,) or inputs that are derived principally or corroborated by market data, by correlation, or other means.

•
Level 3: Inputs for determining the fair value of the respective assets or liabilities are not observable. Level 3 valuations are reliant upon pricing models and techniques that require significant management judgment or estimation.

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company’s entire holdings of a particular financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Fair value estimates are based on existing on- and off-balance-sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

Assets Measured at Fair Value on a Recurring Basis

The following table summarizes assets measured at fair value on a recurring basis at September 30, 2021:

(in thousands)	Carrying Amount	Fair Value Measurements Using:
		Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Financial assets:
Available-for-sale securities:
U.S. Treasury securities	$6,074	$-	$6,074	$-
SBA securities	348	-	348	-
Mortgage-backed securities	36,637	-	36,637	-
Municipal securities	47,604	-	47,604	-
Total	$90,663	$-	$90,663	$-

The fair value for the securities available-for-sale were obtained from an independent broker based upon matrix pricing, which is a mathematical technique widely used in the industry to value debt securities without relying exclusively on quoted prices for the specific securities but rather by relying on the securities’ relationship to other benchmark quoted securities. The Company has determined these are classified as Level 2 inputs within the fair value hierarchy.

Assets Measured at Fair Value on a Non-recurring Basis

There were no assets or liabilities measured at fair value on a non-recurring basis at September 30, 2021.

Note 8. Revenue from Contracts with Customers

All of the Company’s revenue from contracts with customers in the scope of ASC 606 is recognized within non-interest income on the consolidated statements of income. The following table presents the Company’s sources of non-interest income for the nine months ended September 30, 2021. Items outside the scope of ASC 606 are noted as such.

(in thousands)
Service charges on deposit accounts	$669
Net gain on sale of investments available-for-sale(1)	77
Other income(2)	161
Total non-interest income	$907

(1) Not included within the scope of ASC 606
(2) Other income for the nine months ended September 30, 2021 includes wire transfer processing fees, safe deposit box rental fees, and are services to customers that are included in the scope of ASC 606.

 A description of the Company’s revenue streams included in the scope of ASC 606 is as follows:

Service Charges on Deposit Accounts: The Company earns fees from its deposit customers for transaction-based, account maintenance, and overdraft services. Service-based fees, which include services such as ATM use fees and stop payment charges are recognized at the time the transaction is executed as that is the point in time the Company fulfills its performance obligation to the customer. Account maintenance fees, which primarily relate to monthly maintenance, are earned over the course of a month, representing the period over which the Company satisfies its performance obligation. Overdraft fees are recognized at the point in time that the overdraft occurs. Service charges on customer accounts are withdrawn from the customer’s account balance.

Other Income: The Company earns fees from wire transfers initiated by its customers. These fees are recognized at the time the transaction is executed as that is the point in time the Company fulfills its performance obligation to the customer. Safe deposit box fees are earned over the course of a month, representing the period over which the Company satisfies its performance obligation.

Note 9. Subsequent Events

On December 9, 2021, the Company completed its previously signed definitive merger agreement with Bank7 Corp. for cash consideration of $29.3 million. Pursuant to the terms of the agreement, the Bank merged with and into Bank7, a wholly-owned subsidiary of Bank7 Corp., with Bank7 continuing as the surviving entity.